                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      NEW ENGLAND BUSINESS SERVICE, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                      NEW ENGLAND BUSINESS SERVICE, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                                                            LOGO


                                                              PROXY
                                                                      Statement




                                                              Nineteen
                                                                   Ninety-Seven

                      NEW ENGLAND BUSINESS SERVICE, INC.

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 24, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of New England Business Service, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 500 Main Street, Groton, Massachusetts, on Friday, October 24, 1997 at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and voting upon the following matters:

  1. To fix the number of directors and elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

  2. To approve the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan;

  3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 27, 1998; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on August 29, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 28, 1997, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the accompanying Proxy Statement.

  The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. Whether or not you plan to attend the meeting, you are urged to study the Proxy Statement carefully and then to fill out, sign and date the enclosed Proxy. To avoid unnecessary expense, please mail your Proxy promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

                                          By order of the Board of Directors

                                          Timothy D. Althof
                                          Secretary

September 12, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                      NEW ENGLAND BUSINESS SERVICE, INC.

                                500 MAIN STREET
                          GROTON, MASSACHUSETTS 01471

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 24, 1997

  The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of New England Business Service, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held on Friday, October 24, 1997 and at any adjournment thereof (the "Meeting").

  It is expected that copies of the Notice of Meeting, this Proxy Statement and the enclosed form of Proxy will be mailed on or about September 12, 1997 to each stockholder entitled to vote at the Meeting. The Company's Annual Report to Stockholders for the fiscal year ended June 28, 1997 accompanies this Proxy Statement.

                               VOTING SECURITIES

  Only the record holders of shares of common stock, $1.00 par value, of the Company ("Common Stock") at the close of business on August 29, 1997 may vote at the Meeting. Each share of Common Stock is entitled to one vote on the matters to be voted upon at the Meeting.

  On August 29, 1997, there were 13,670,470 shares of Common Stock issued and outstanding. On that date, the following persons were known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common
Stock:

                NAME AND ADDRESS                    AMOUNT AND NATURE
              OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP PERCENT
              -------------------                ----------------------- -------
Jay R. Rhoads, Jr. .............................        1,599,200(1)      11.69
 New England Business Service, Inc.
 500 Main Street
 Groton, MA 01471
David L. Babson & Company.......................        1,286,200(2)       9.41
 1 Memorial Drive
 Cambridge, MA 02142
Royce & Associates, Inc. .......................        1,134,600(3)       8.30
 1414 Avenue of The Americas
 New York, NY 10019
Palisade Capital Management, L.L.C. ............          983,000(4)       7.19
 One Bridge Plaza
 Fort Lee, NJ 07024
Fidelity Management and Research Corporation....          719,600(5)       5.26
 82 Devonshire Street
 Boston, MA 02110

--------
(1) Sole voting and investment power with respect to 1,513,432 shares; shared voting and investment power with respect to 85,768 shares. Includes 4,000 shares issuable within 60 days upon exercise of options.
(2) Sole investment power with respect to 1,286,200 shares and sole voting power with respect to 595,100 shares.
(3) Sole investment and voting power with respect to 1,134,600 shares.
(4) Sole investment and voting power with respect 983,000 shares.
(5) Sole voting power with respect to 81,300 shares and sole investment power with respect to 719,600 shares.

  On August 29, 1997, the directors, the Chief Executive Officer and the other four Named Executive Officers of the Company beneficially owned the number of shares of Common Stock shown below:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

    NAME OF DIRECTOR      SOLE VOTING AND     SHARED VOTING
  OR EXECUTIVE OFFICER    INVESTMENT POWER AND INVESTMENT POWER   TOTAL       PERCENT
  --------------------    ---------------- -------------------- ---------     -------
Jay R. Rhoads, Jr. .....     1,513,432(1)         85,768(2)     1,599,200      11.69
Robert J. Murray........       148,393(1)         42,112(3)(4)    190,505       1.38
Richard H. Rhoads.......        65,337(1)          1,841(5)        67,178        *
Peter A. Brooke.........        18,858(1)         21,018(6)        39,876        *
Benjamin H. Lacy........        18,825(1)                          18,825        *
Robert L. Gable.........         5,000                              5,000        *
Herbert W. Moller.......                           3,100(7)         3,100        *
Brian E. Stern..........         3,000(1)                           3,000        *
George P. Allman........        10,425(1)          6,492(4)(8)     16,917        *
Edward M. Bolesky.......        61,289(1)          4,468(4)        65,757        *
Robert S. Brown, Jr. ...        68,877(1)          4,462(4)        73,339        *
Robert D. Warren........        10,854(1)          3,174(4)(9)     14,028        *
All Directors and
 Executive Officers as a
 Group (15 persons).....                                        2,499,374(10)  17.78

--------
 *  Less than one percent
 (1) Includes shares which may be acquired within 60 days through the exercise of stock options. The persons who have such options and the number of shares which may be so acquired are as follows: Jay R. Rhoads, Jr., 4,000 shares; Mr. Murray, 148,386 shares; Richard H. Rhoads, 43,000 shares; Mr. Brooke, 4,000 shares; Mr. Lacy, 4,000 shares; Mr. Stern, 3,000 shares; Mr. Allman, 10,425 shares; Mr. Bolesky, 57,629 shares; Mr. Brown, 66,427 shares and Mr. Warren, 10,425 shares.
 (2) Shares owned by Mr. Rhoads' wife, as to all of which Mr. Rhoads disclaims beneficial ownership.
 (3) Includes 41,393 shares owned jointly by Mr. Murray and Mr. Murray's wife.
 (4) Includes shares owned by the following persons and held in an account by the trustee of The 401(k) Plan for Employees of New England Business Service, Inc.: Mr. Murray, 719 shares; Mr. Allman, 269 shares; Mr. Bolesky, 4,468 shares; Mr. Brown, 4,462 shares and Mr. Warren 174 shares.
 (5) Includes 1,000 shares owned by Mr. Rhoads' wife individually and 841 shares owned by his wife and a co-trustee of a trust for the benefit of Mr. Rhoads' children, as to all of which shares Mr. Rhoads disclaims beneficial ownership.
 (6) Includes 12,468 shares owned by Mr. Brooke's wife and 8,550 shares owned by Mr. Brooke's children, as to all of which shares Mr. Brooke disclaims beneficial ownership.
 (7) Shares owned jointly by Mr. Moller and Mr. Moller's wife.
 (8) Includes 6,223 shares owned jointly by Mr. Allman and Mr. Allman's wife.
 (9) Includes 3,000 shares owned jointly by Mr. Warren and Mr. Warren's wife.
(10) Including 108,627 shares owned by trusts or custodians for the benefit of children of officers and directors, by spouses or dependent children of officers and directors, as to all of which shares the officers and directors disclaim beneficial ownership, 384,754 shares which directors and officers owning currently-exercisable options may acquire pursuant to Company stock option and stock appreciation rights plans, 53,716 shares jointly owned by officers or directors and their spouses and 11,170 shares held for the accounts of Named Executive Officers by the trustee of The 401(k) Plan for Employees of New England Business Service, Inc.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide for a Board of Directors of not fewer than three nor more than nine directors. The persons named as proxies in the accompanying form of Proxy intend (unless authority to vote therefor is specifically withheld) to vote to fix the number of directors for the ensuing year at eight and to vote for the election of the eight persons named below, being the nominees of the present Board, as directors to hold office until the next Annual Meeting and until their respective successors are elected and qualified. All of the nominees were re-elected to their position at the 1996 Annual Meeting. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTORS

  Information regarding each nominee is presented below.

  Robert J. Murray, age 56, was elected Chief Executive Officer and Chairman of the Board in December 1995. Mr. Murray has been a director of the Company since 1991. Mr. Murray retired from The Gillette Company in 1995 having been with that company for more than 34 years. From January 1, 1991 until his retirement in 1995, Mr. Murray was Executive Vice President, North Atlantic Group of The Gillette Company. During 1990, he served as Vice President, Chairman's Office, of Gillette and from 1985 to 1989 as Chairman of the Board of Management of Braun AG, one of Gillette's German subsidiaries. Mr. Murray is a director of Fleet National Bank, LoJack Corporation, North American Mortgage, Hannaford Bros. Co. and Allmerica Financial Corporation.

  Peter A. Brooke, age 68, has been a director of the Company since 1989. He also served in that capacity from 1970 to 1983. His principal occupation for more than five years prior to December 31, 1995, was as Chairman and Chief Executive Officer of Advent International Corporation. In January 1996, Mr. Brooke retired as Chief Executive Officer of Advent International but remains as Chairman of its Board of Directors. Advent International Corporation is an international venture capital management firm. Mr. Brooke is also a director of Unitrode Corporation.

  Robert L. Gable, age 66, has been a director of the Company since July 1996. Mr. Gable has been Chairman and Chief Executive Officer of Unitrode Corporation since 1990. From 1988 to 1990, Mr. Gable was a management consultant. From 1985 until 1988, Mr. Gable was President and Chief Executive Officer of Computervision Corporation.

  Benjamin H. Lacy, age 71, has been a director of the Company since 1970. His principal occupation is as President of the Clipper Ship Foundation, Inc., a grant-making charitable foundation. Prior to his retirement in May, 1995, Mr. Lacy was of counsel to the law firm of Hill & Barlow, a Professional Corporation, which has served as general counsel to the Company since 1973.

  Herbert W. Moller, age 55, has been a director of the Company since July 1996. Mr. Moller has held several positions at The Gillette Company since 1966. Mr. Moller has been the Vice President, Finance and Strategic Planning, Gillette North Atlantic Group, since 1992. From 1989 through 1992, Mr. Moller was Vice President of Management Information Systems at The Gillette Company.

  Jay R. Rhoads, Jr., age 72, has been a director of the Company since its incorporation in 1955. He served as President from 1965 to 1971, as Chief Executive Officer from 1965 to 1975 and as Chairman of the Board from 1971 to 1987. Mr. Rhoads is the brother of Richard H. Rhoads.

  Richard H. Rhoads, age 67, joined the Company in 1965 and has been a director since 1970. From 1975 to 1991, he was Chief Executive Officer. His principal occupation since 1988 was his position as Chairman of the

Board, a position from which he retired in 1995. Since 1980, Mr. Rhoads has served as a member of the Executive Committee of the Board. Mr. Rhoads is the brother of Jay R. Rhoads, Jr.

  Brian E. Stern, age 49, has been a director of the Company since April 1995. Mr. Stern has been President of the Office Document Products Group and Corporate Senior Vice President of Xerox Corporation since 1994. From 1993 to 1994, Mr. Stern was President of the Personal Document Products Division of Xerox. From 1992 to 1993, Mr. Stern was Vice President of Corporate Business Strategy of Xerox and from 1990 to 1992, Vice President, Finance, Development and Manufacturing of Xerox.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has standing executive, audit, organization and compensation, stock option, and nominating committees of the Board of Directors.

  The Audit Committee was composed of Messrs. Brooke (Chairman), Lacy and Stern at the beginning of fiscal year 1997. Mr. Moller was appointed as an additional member of the Committee at a Board of Directors Meeting on August 19, 1996. At the Annual Meeting of the Board of Directors on October 25, 1996, Mr. Brooke resigned from the Committee. Messrs. Moller (Chairman), Lacy and Stern composed the Committee thereafter. The Committee met twice during the last fiscal year. The Committee reviewed the matters raised in the management letter which was submitted to the Committee by the Company's independent public accounting firm, Deloitte & Touche LLP, and discussed the letter and other matters with representatives of Deloitte & Touche LLP. The Committee also recommended to the Board of Directors the selection of Deloitte & Touche LLP to serve as the Company's auditors for the fiscal year ending June 27, 1998.

  The Organization and Compensation Committee reviews and makes recommendations to the Board of Directors concerning the election of officers and the compensation of the officers and directors. The Committee was composed of Messrs. Lacy (Chairman), Brooke and Richard H. Rhoads at the beginning of fiscal year 1997. At the Annual Meeting of the Board of Directors on October 25, 1996, Mr. Rhoads resigned from the Committee and Mr. Gable was appointed to succeed him. Messrs. Lacy (Chairman), Brooke and Gable composed the Committee thereafter. The Committee met twice and acted once by unanimous written consent without a meeting in fiscal year 1997.

  The Stock Option Committee, which administers and awards options under the NEBS 1990 Key Employee Stock Option and Stock Appreciation Rights Plan and NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan, was composed of Messrs. Richard H. Rhoads (Chairman) and Brooke at the beginning of fiscal year 1997. Mr. Lacy was appointed an additional member of the Committee at a Board of Directors' Meeting on July 26, 1996. At the Annual Meeting of the Board of Directors on October 25, 1996, Mr. Rhoads resigned from the Committee and Mr. Gable was appointed to succeed him. Messrs. Lacy (Chairman), Brooke and Gable composed the Committee thereafter. The Committee met or acted by unanimous written consent five times in fiscal year 1997.

  The Nominating Committee was composed of Messrs. Frank L. Randall, Jr. (Chairman) and Jay R. Rhoads, Jr. until Mr. Randall's retirement from the Board of Directors on October 25, 1996. At the Annual Meeting of the Board of Directors on October 25, 1996, Messrs. Brooke and Stern were appointed to the Committee. The Committee was composed of Messrs. Brooke (Chairman), Jay R. Rhoads, Jr. and Stern thereafter. The function of the Nominating Committee is to recommend to the Board of Directors persons to be nominated for election as directors by the stockholders at the Annual Meeting of Stockholders or by the Board of Directors to fill vacancies. The Nominating Committee recommended to the Board of Directors the persons nominated for election as directors by the Stockholders at the Annual Meeting to be held October 24, 1997.

  The Executive Committee, composed of Messrs. Richard H. Rhoads (Chairman), Murray and Lacy prior to October 25, 1996 and Messrs. Murray (Chairman), Lacy, Moller and Richard H. Rhoads thereafter, met or acted by unanimous written consent nine times in fiscal year 1997.

  The Board of Directors met nine times during fiscal year 1997. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (the "Forms") with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms filed with the SEC and the NYSE.

  Based on the Company's review of the copies of the Forms it has received and written representations from Reporting Persons, the Company believes that the following Forms were filed late: a Form 4 reflecting the purchase of shares in the open market by George P. Allman in November 1996, two Forms 4 reflecting the purchase of shares by Herbert W. Moller in the open market in January and April 1997, and a Form 4 reflecting the exercise of a stock option and sale of the shares received upon exercise by Steven G. Schlerf in May 1997. The Company believes that all other Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 1997.

CERTAIN TRANSACTIONS

  On March 31, 1997, the Company acquired all of the assets and assumed certain liabilities of Chiswick Trading, Inc. ("Chiswick") for consideration of approximately $34,600,000 in cash and approximately $8,400,000 in shares of the Company's common stock, for an aggregate purchase price of $43,000,000. In negotiating the amount of consideration to be paid for the assets of Chiswick, the Company considered, among other things, the following factors with respect to Chiswick: historical and projected financial results, the quality and performance of management, the market values of comparable public companies, and the projected financial performance of Chiswick and the Company on a combined basis. The final acquisition price was approved by the Company's Board of Directors. There was no material relationship between the Company and Chiswick or any of their respective officers, directors or stockholders, until after the closing of the Chiswick transaction. After the closing, Theodore Pasquarello, previously the president and sole stockholder of Chiswick, became an executive officer of the Company.

  In connection with the Chiswick acquisition, the Company entered into lease agreements (i) with Theodore Pasquarello and Eileen Pasquarello, as Trustees of the Paris Trust, for 49,700 square feet of space in a building at 31 Union Avenue, Sudbury, Massachusetts, and for 33,00 square feet of space in a building at 25 Union Avenue, Sudbury, Massachusetts, and (ii) with Theodore Pasquarello, as Trustee of E.B. Realty Trust, for 117,000 square feet of space in a building at 33 Union Avenue, Sudbury, Massachusetts. The Company's Chiswick Division is located in these spaces. Each lease agreement has a term of ten years. The combined annual rent payable by the Company under the three lease agreements is approximately $998,500 during the period April 1, 1997 through March 31, 2000, $1,058,400 during the period April 1, 2000 through March 31, 2003, and $1,121,900 during the period April 1, 2003 through March 31, 2007 (in each case excluding the Company's share of operating expenses and real estate taxes). Mr. Pasquarello is a beneficiary of both the Paris Trust and the E.B. Realty Trust. Management believes that the terms of each lease agreement are no less favorable to the Company than could be obtained in a transaction with an unrelated third party.

                    COMPENSATION OF OFFICERS AND DIRECTORS

  The following table sets forth all compensation paid by the Company through August 29, 1997 to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") in all capacities for the fiscal years ended June 28, 1997, June 29, 1996 and June 30, 1995.

                          SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                                   ANNUAL COMPENSATION        COMPENSATION
                              ------------------------------  ------------
        NAME AND                                OTHER ANNUAL   NUMBER OF    ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY   BONUS   COMPENSATION    OPTIONS    COMPENSATION
   ------------------    ---- -------- -------- ------------  ------------ ------------
Robert J. Murray........ 1997 $393,800 $263,988   $44,499(1)     88,165      $ 4,500(2)
 Chairman, President and
 CEO                     1996  212,046        0         0       301,000            0
                         1995        0        0         0             0            0
Edward M. Bolesky....... 1997  173,000   80,185         0        40,124        7,795(2)
 Vice President--Direct
 Marketing               1996  164,800        0         0         7,148        2,472(2)
 Telesales & Service     1995  154,000   66,300         0        12,833        4,620(2)
Robert S. Brown, Jr. ... 1997  170,000   60,945         0        22,737        4,750(2)
 Vice President--
 Circulation and         1996  170,000        0         0         7,373        5,100(2)
 International           1995  170,000   64,000         0        11,805        4,351(2)
George P. Allman........ 1997  153,750   71,113         0        33,778        1,969(2)
 Vice President--
 Diversified             1996   75,000        0         0        15,000            0
 Operations              1995        0        0         0             0            0
Robert D. Warren........ 1997  152,500   79,200         0        33,778        1,200(2)
 Vice President--
 Business                1996   37,500        0         0        15,000            0
 Management and
 Development             1995        0        0         0             0            0
Russell V. Corsini,
Jr. .................... 1997   67,567   33,108         0        11,862      231,148(3)
 Vice President--Chief
 Financial               1996  202,700        0         0         8,792        2,931(2)
 Officer (Resigned
 October 31, 1996)       1995  193,000   63,000         0        19,300        4,620(2)

--------
(1) The amount reported is the value of the Company's reimbursement to Mr. Murray for his tax liability arising from the Company's payment of lease and expense obligations on an apartment for Mr. Murray's sole use.
(2) The amounts reported are the dollar value of Company contributions to the account of each Named Executive Officer pursuant to the terms of The 401(k) Plan for Employees of New England Business Service, Inc.
(3) The amount reported for Mr. Corsini in fiscal year 1997 contains compensation paid to Mr. Corsini following his resignation under the terms of his separation agreement and the dollar value of Company contributions to his account pursuant to the terms of The 401(k) Plan for Employees of New England Business Service, Inc.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE
                                        % OF TOTAL                              VALUE AT ASSUMED
                                         OPTIONS                             ANNUAL RATES OF STOCK
                           NUMBER        GRANTED     EXERCISE             APPRECIATION FOR OPTION TERM
                          OF SHARES    TO EMPLOYEES  PRICE PER EXPIRATION ----------------------------
          NAME             GRANTED    IN FISCAL YEAR   SHARE      DATE         5%            10%
          ----            ---------   -------------- --------- ---------- ------------- --------------
Robert J. Murray........    28,165(1)      3.9%       $15.375    9/5/06   $     272,335 $      690,149
                            60,000(2)      8.3%        26.375    5/1/07         995,226      2,522,097
Edward M. Bolesky.......    10,124(1)      1.4%        15.375    9/5/06          97,892        248,076
                            30,000(2)      4.2%        26.375    5/1/07         497,693      1,261,049
Robert S. Brown, Jr.....     7,737(1)      1.1%        15.375    9/5/06          74,811        189,586
                            15,000(2)      2.1%        26.375    5/1/07         248,806        630,524
George P. Allman........     8,778(1)      1.2%        15.375    9/5/06          84.877        215,094
                            25,000(2)      3.5%        26.375    5/1/07         414,677      1,050,874
Robert D. Warren........     8,778(1)      1.2%        15.375    9/5/06          84,877        215,094
                            25,000(2)      3.5%        26.375    5/1/07         414,677      1,050,874
All Executive Officers
 as a Group.............   341,774          N/A           N/A       N/A       5,090,802     12,901,093
All Non-Executive
 Directors as a Group...    11,000          N/A           N/A       N/A         123,656        313,370
All Employees other than
 Executive Officers as a
 Group..................   367,658          N/A           N/A       N/A       4,644,106     11,769,078

--------
(1) The stock options awarded vest annually in three equal installments beginning on September 5, 1997 and ending on September 5, 1999, except that all of such options will vest immediately in case of a change in control of the Company.
(2) The stock options awarded vest annually in four equal installments beginning on May 1, 1998 and ending on May 1, 2001, except that all of such options will vest immediately in case of a change in control of the Company.

  This presentation is intended to disclose the potential value which would accrue to the option holder if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated above each column. The application of an absolute mathematical formula results in a higher potential realizable value for options granted at a time when the market value is relatively high. The assumed rates of appreciation of 5% and 10% are prescribed by Securities and Exchange Commission rules on disclosure of executive compensation. The Company does not advocate or necessarily agree that these rates are indicative of future growth in the market price of the Common Stock.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                                                 VALUE OF UNEXERCISED
                          NUMBER OF              NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES             OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END (1)
                          ACQUIRED    VALUE   ------------------------------   -------------------------
          NAME           AT EXERCISE REALIZED EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- -----------     --------------   ----------- -------------
Robert J. Murray........       0       $ 0            139,000          253,165 $1,047,813   $1,541,785
Edward M. Bolesky.......       0         0             49,259           46,907    443,069      148,833
Robert S. Brown, Jr. ...       0         0             59,054           29,376    518,145      122,483
George P. Allman........       0         0              7,500           41,278     55,781      147,402
Robert D. Warren........       0         0              7,500           41,278     53,906      145,527

--------
(1) In-the-money options are options where the current market value exceeds the exercise price.

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Along with other employees of the Company, the Named Executive Officers have participated in the Company's Pension Plan and Trust which is a defined benefit plan that meets regulatory requirements (the "Pension Plan"). The Named Executive Officers have also participated in the Company's Supplemental Executive Retirement Plan (the "Supplemental Plan"). Benefits under the Pension Plan, payable upon normal retirement at age 65 as a life annuity or an actuarial equivalent thereof, are based upon age, length of service (up to 25 years) and an average of the participant's five highest consecutive years of compensation (subject to a maximum dollar limitation) out of the ten years immediately preceding the normal retirement date or other date of termination of employment. The Supplemental Plan provides for making payments concurrently with payments made under the Pension Plan in amounts equal to the difference between the amount received by an executive (or his contingent beneficiary) under the Pension Plan and the amount which would be receivable in accordance with the Pension Plan's formula (as illustrated by the following Retirement Benefit Table) if the length of service and annual earnings taken into account in determining the amount payable to any Participant as a pension under the Pension Plan were not subject to the maximum service and dollar limitations under the Pension Plan and if the Pension Plan benefit were not subject to an overall annual dollar limitation imposed by law.

                           RETIREMENT BENEFIT TABLE

                                                           YEARS OF SERVICE
                          AVERAGE                     --------------------------
                      ANNUAL EARNINGS                    15       20       25
                      ---------------                 -------- -------- --------
      $ 25,000....................................... $  5,000 $  7,000 $  8,000
        50,000.......................................   10,000   14,000   17,000
       100,000.......................................   25,000   34,000   42,000
       150,000.......................................   40,000   54,000   67,000
       200,000.......................................   55,000   74,000   92,000
       250,000.......................................   70,000   94,000  117,000
       300,000.......................................   85,000  114,000  142,000
       400,000.......................................  115,000  154,000  192,000
       500,000 and over..............................  145,000  194,000  242,000

  For the persons named in the Summary Compensation Table, the years of credited service and 1997 compensation covered by the pension plans as of June 28, 1997 are: Mr. Bolesky, 16.2 years, $173,000, and Mr. Brown, 25.8 years, $170,000. Messrs. Murray, Allman and Warren did not participate in the plan.

  During fiscal year 1997, the Company amended the Pension Plan to freeze plan participation at December 31, 1996 and to eliminate further benefit accruals after June 28, 1997. The Company expects to terminate the plan during the first quarter of fiscal year 1998. During fiscal year 1998, the Company intends to freeze participation in and accrual of benefits under the Supplemental Plan effective June 28, 1997.

  The Company also amended the Pension Plan, for the remainder of its operation, as follows: to provide for optional lump sum distributions of benefits in lieu of an annuity contract, based on an applicable interest rate and mortality assumptions; to provide for an increase in benefits (a "boost benefit") as described below for Pension Plan participants who have not yet accrued a full benefit under the plan but who have either (a) completed at least 20 years of service or (b) attained at least age 45 and completed at least 10 years of service, provided such increase (i) is determined by the Retirement Committee to be fair and equitable on an actuarially determined basis, (ii) meets all applicable non-discrimination tests and benefit limitations, and (iii) can be adequately funded from the Pension Plan without additional employer contributions; to provide for the equitable allocation as described below of any Pension Plan assets remaining, after making provision for the satisfaction of all then-outstanding Pension Plan liabilities (including the above benefit increases), on a fair and equitable basis (the "surplus benefit") among such participants in the Pension Plan who are either
(a) active employees eligible to accrue a benefit under the Pension Plan at the time such allocation is made or (b) retirees (other than terminated vested participants); and to vest former participants who do not have at least a one-year break in service as of the Pension Plan termination date, or as is otherwise required by the Internal Revenue Service.

  The boost benefit referred to above is the estimated amount required to compensate for any shortfall between (a) the benefit that an eligible Pension Plan participant would have accrued under the Pension Plan if the Pension Plan had not been terminated and if the participant had remained at the Company until normal retirement at age 65 and (b) the benefit attributable to Company contributions projected (based on reasonable actuarial assumptions) to be available to the participant under the Company's 401(k) Plan for Employees of New England Business Service, Inc. (the "401(k) Plan"), assuming that the participant will remain at the Company until age 65 and will make sufficient contributions to the 401(k) Plan to receive the maximum Company contributions (currently 9% of annual compensation) provided for under the 401(k) Plan.

  The surplus benefit referred to above is the amount that can be provided to each eligible person after dividing any remaining Pension Plan assets between the two eligible groups of Pension Plan participants (active employees and retirees) on the basis of the aggregate benefit obligation to each group and allocating the respective surplus amounts (a) among the active employee group based on each eligible participant's years of service relative to the aggregate service of all active-employee participants and (b) among the retiree group so as to provide an approximately uniform percentage increase in benefits to each person in such group.

  For the persons named in the Summary Compensation Table, the lump sum distribution value of both regular and boost benefits under the Pension Plan are: Mr. Bolesky, $133,705; and Mr. Brown, $135,970. The surplus benefit allocations to Messrs. Bolesky and Brown cannot be estimated at this time. These amounts are expected to be distributed during fiscal year 1998. Mr. Murray, Mr. Allman and Mr. Warren did not participate in the plan.

DEFERRED COMPENSATION PLAN

  The Company has established the New England Business Service, Inc. Deferred Compensation Plan (the "Plan") pursuant to which Named Executive Officers of the Company may elect to defer, until 60 days following the termination of his or her employment with the Company, a portion of all compensation payable by the Company for his or her personal services rendered to the Company during each Plan year (the "Deferral Amounts"). Each participating officer may request that the Deferral Amounts be allocated among several available investment options established and offered by the Company. The benefit payable under the Plan at any time to a participant following termination of employment is equal to the sum of the applicable Deferral Amounts and any earnings or losses attributable to the investment of such Deferral Amounts.

COMPENSATION OF DIRECTORS

  Directors of the Company generally receive as compensation for all services as directors $12,000 per year plus $1,000 for each board meeting and each meeting (not held on the same day as a board meeting) of any committee of the board which they attend. In fiscal year 1997, Benjamin H. Lacy received an additional $20,000 as compensation for his services as Chairman of the Organization and Compensation Committee, Chairman of the Stock Option Committee and as recording secretary to the board. Robert J. Murray received no compensation for his services as director.

  All directors of the Company elected at the 1996 Annual Meeting of Stockholders and not actively employed by the Company were granted stock options pursuant to The NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan with an exercise price determined by the market value of the Company's Common Stock on the tenth day following such Annual Meeting. Mr. Brooke, Mr. Lacy, Richard H. Rhoads, Jay R. Rhoads, Jr. and Mr. Stern each received an option grant for the purchase of 1,000 shares of the Company's Common Stock and Mr. Gable and Mr. Moller each received an option grant for the purchase of 3,000 shares following their election at the 1996 Annual Meeting of Stockholders. Each eligible director will be granted an option to acquire 1,000 shares upon each subsequent election at an Annual

Meeting of Stockholders of the Company, under similar terms, except that any newly elected director, or continuing director who retires from active employment with the Company in the preceding year, will be granted an option to acquire 3,000 shares following the first subsequent Annual Meeting and an option to acquire 1,000 shares upon each re-election thereafter.

  The Company has established The NEBS Deferred Compensation Plan for Outside Directors, pursuant to which any director who is not an employee of the Company may elect to defer until after his or her retirement as a director or after his or her 70th birthday any or all of the compensation payable by the Company for all services as a director. Each director may elect to be paid in a lump sum on the first day of the first fiscal year beginning after such date or in quarterly installments over a period not to exceed ten years. Interest is credited to each director's account quarterly at the so-called "base rate" of interest of BankBoston, N.A. on the last preceding June 30th and December 31st . No such elections are presently in effect.

CHANGE-IN-CONTROL ARRANGEMENTS

  In December 1996, the Company entered into an agreement with each Named Executive Officer providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of either (a) the Company's outstanding Common Stock or (b) the combined voting power of the Company's outstanding voting securities. If a tender offer or exchange offer is made for more than 25% of the combined voting power of the Company's outstanding voting securities, the Named Executive Officer agrees not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.

  If, within 24 months after a change in control of the Company, the Named Executive Officer's employment is terminated (a) by the Company other than for cause, as defined in the agreement, disability or retirement or (b) by the Named Executive Officer for good reason, as defined in the agreement, the Company shall pay the Named Executive Officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the average of the Named Executive Officer's earnings, including base salary and bonus, paid during the most recent five (or fewer, if applicable) consecutive calendar years. The Company also agrees to provide the Named Executive Officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination. The Company must give 90 day advance notice of termination to the Named Executive Officer unless such termination is for cause.

  Each change in control agreement continues in effect until July 1, 2001; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and each Named Executive Officer may terminate the Named Executive Officer's employment at any time. Each change in control agreement terminates if either party terminates the Named Executive Officer's employment before a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  From June 30, 1996 until October 25, 1996, Richard H. Rhoads, former Chief Executive Officer of the Company, was a member of the Organization and Compensation Committee and Chairman of the Stock Option Committee.

                    REPORT OF ORGANIZATION AND COMPENSATION
                     COMMITTEE AND STOCK OPTION COMMITTEE

POLICIES

  In providing for the compensation of the Named Executive Officers, it has for many years been the policy of the Organization and Compensation Committee (the "Committee") to recommend base salaries for each of them within salary ranges, the mid-points of which are in general at about the 60th percentile of the base salaries of officers in similar positions in a representative group of companies of comparable size chosen by a nationally recognized compensation and benefits consultant. In fiscal year 1997, this group included non-durable goods manufacturers, software producers, business service providers, catalog merchants and retail stores. For fiscal year 1998, this group has been more focused, reflecting the Company's decision to reinvest in the direct marketing of forms and related products to small businesses. Thus, software producers have been eliminated from the group and representation of companies in the catalog industry or in the business of supplying office products and printing services has been increased.

  Annual bonuses may be earned by these officers, the payment and amount of which depend upon the degree of attainment of pre-established sales and earnings targets and individual objectives. Pursuant to the Company's 1997 Executive Bonus Plan (the "Bonus Plan") and under the terms of the Company's Stock Compensation Plan, twenty-five per cent (25%) of such bonuses are payable in Company Common Stock, valued at 100% of market, which the recipients are expected to retain.

  Long term compensation is tied directly to the increase in value of the Company's Common Stock, and hence takes the form of the award of stock options, with option exercise prices equal to 100% of the then current market value of the optioned stock, in amounts reflecting the level of responsibility of each option recipient for the Company's long term success. At this meeting, approval is being sought for the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan, amending and increasing the number of shares available under existing option plans. See Proposal Two of this Proxy Statement for additional detail.

IMPLEMENTATION

  1. Salaries. The individual salaries of the Named Executive Officers for fiscal year 1997 were recommended by the Committee and approved by the Board of Directors at the beginning of that year in accordance with the above-stated policy. These salaries were recommended by the Committee after consideration of individual performance reviews by the Chairman of the Board and discussion with him of the performance of the Company during fiscal year 1996 and of the individual performances of the Named Executive Officers (other than himself) during that year. Upon the recommendation of the Chairman of the Board, the Committee proposed, and the Board of Directors approved, no increase in the Chairman of the Board's salary for fiscal year 1997.

  2. Annual Bonuses. At the beginning of fiscal year 1997, all of the Named Executive Officers were designated as participants in the Company's Bonus Plan and target bonuses of 70% of base salary for the Chairman and 50% of base salary for the other Named Executive Officers were established. Company financial performance targets equal to the Company's budgeted net sales and net earnings for fiscal year 1997 were established as the goals for the achievement of one-half of the target bonuses of each of the Named Executive Officers and personal objectives were established for each, the attainment of which, in whole or in part, would determine the extent of each officer's right to receive the other half of the target bonus. Based on these criteria, the Chairman of the Board received a bonus of 51.8% of his base salary and the other Named Executive Officers received bonuses ranging from 35.9% to 49.5% of their respective salaries.

  3. Stock Options. At its September 1996 meeting, the Stock Option Committee authorized the granting of a stock option to the Chairman to purchase shares with a market value on the date of grant equal to 110% of his fiscal year 1997 base salary. At the same meeting, options were granted to the other Named Executive Officers for shares with a market value of 90% of their respective fiscal year 1997 base salaries. These grants followed the pattern of prior years. On May 1, 1997, at the recommendation of the Board of Directors and the Company's compensation and benefits consultant, the Stock Option Committee approved the grant of additional stock options to the Named Executive Officers. These option grants were part of a program of special option grants to 12 key executives intended to further align their interests with those of shareholders, to reward them for their achievements during the year, and to encourage them to remain with the Company. In implementing this program, the Stock Option Committee adopted, for the first time, a modified Black-Scholes methodology to value the granted options. In all cases, the per share option exercise price for options granted by the Stock Option Committee in fiscal year 1997 was set at 100% of the then current market value of a share of the Company's Common Stock.

  4. Mr. Murray's Compensation. The process by which the compensation of Robert J. Murray, as Chairman, President and Chief Executive Officer of the Company, was determined for fiscal year 1997 differed in no material way from that employed with respect to the other Named Executive Officers. Mr. Murray's base salary was not increased over that salary fixed at the time of his employment in December of 1995, and his target bonus under the 1997 Executive Bonus Plan remained at 70% of base salary. One-half of Mr. Murray's bonus was based on attainment of the Company's financial performance targets as applied to the other Named Executive Officers, and the other half on a more stringent application of the same targets. Based on these criteria, Mr. Murray received a bonus equal to 51.8% of base salary. Following the close of the year, the Board of Directors, upon the recommendation of the Committee, awarded Mr. Murray a special cash bonus of $60,000 in recognition of the dramatic improvement in the Company's performance during the 1997 fiscal year. Because Mr. Murray's principal residence is located more than 75 miles from the Company's headquarters, the Company furnished Mr. Murray with an apartment within a shorter commuting distance and reimbursed Mr. Murray for his tax liability arising from this arrangement. Otherwise, Mr. Murray was not provided any fringe benefits other than those available to all officers of the Company.

                                 ORGANIZATION AND COMPENSATION
                                 COMMITTEE AND STOCK OPTION COMMITTEE

                                 Peter A. Brooke Robert L. Gable Benjamin H.
                                 Lacy (Chairman)

                               PERFORMANCE GRAPH

  The following chart compares the value of $100 invested in the Company's Common Stock from June 27, 1992 through June 28, 1997 with a similar investment in the S&P 600 Small Cap Stock Index, and in a peer group consisting of seven publicly held companies selected on the basis of similarity to the Company in the nature of products offered, marketing and distribution channels utilized and customer markets served. The comparison assumes that all dividends are reinvested. This fiscal year, the index of peer group companies was modified to reflect the Company's focus on the direct marketing of forms, checks, shipping and packaging supplies, and related products to the small business marketplace. In accordance with Securities and Exchange Commission rules, the return data for the former peer group companies is provided below for comparative purposes, but will not be provided in future years.


                       [PERFORMANCE GRAPH APPEARS HERE]


                                                          Former
                                                         -----------
                                  NEBS       S&P  600    Peer Group      Peer Group
                                --------     --------    -----------     -----------

FYE 1992                         100.00         100.00       100.00         100.00
FYE 1993                         104.81         128.49       116.87         109.35
FYE 1994                         128.39         130.88       131.16         103.68
FYE 1995                         141.00         157.54       165.08         134.96
FYE 1996                         145.03         198.52       211.72         180.28
FYE 1997                         203.43         241.57       196.41         146.53



PEER GROUP COMPANIES:

CSS Industries, Inc.        Moore Corporation, Ltd.  Viking Office Products,
Deluxe Corporation          Global DirectMail Corp.  Inc.
                                                     Ennis Business Forms,
                                                     Inc.

The Reynolds & Reynolds
Co.
FORMER PEER GROUP COMPANIES:

American Business           Moore Corporation Ltd.   The Standard Register
Products, Inc.              Paris Business Forms,    Company
Ennis Business Forms,       Inc.                     Wallace Computer
Inc.                                                 Services, Inc.
The Reynolds & Reynolds
Co.

                                 PROPOSAL TWO

              APPROVAL OF THE NEBS 1997 KEY EMPLOYEE AND ELIGIBLE
           DIRECTOR STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

INTRODUCTION

  On July 25, 1997, the Board of Directors voted to adopt, subject to ratification by the stockholders, the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan (the "1997 Plan") which amends and restates the NEBS 1990 Key Employee Stock Option and Stock Appreciation Rights Plan (the "1990 Plan") and the NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan (the "1994 Plan") and incorporates the two plans into the 1997 Plan. The 1997 Plan must be ratified and approved by holders of a majority of the Company's outstanding voting stock represented and voting at a meeting at which a quorum is present, and no option granted under the 1997 Plan will become exercisable until the 1997 Plan is so approved.

  The Company has in effect the 1990 Plan and the 1994 Plan. The number of shares initially made available under the 1990 Plan was 1,000,000 shares, of which 92,246 shares remained available for option grants prior to the adoption of the 1997 Plan. The number of shares initially made available under the 1994 Plan was 1,200,000, of which 82,313 shares remained available for option grants prior to the adoption of the 1997 Plan. The Company believes that additional option shares must be made available to give the Company reasonable flexibility in providing appropriate incentives to its employees. To simplify administration of the Company's option program and to update the plans in light of recent changes to the Section 16 rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has also determined it to be advisable to amend the 1990 Plan and the 1994 Plan and to combine the two plans into the 1997 Plan.

  The significant amendments to the 1990 Plan and the 1994 Plan include:

    1. The addition of 1,300,000 shares to the aggregate shares available for grant under the Company's option plans. If the Plan is approved by the stockholders, a total of 1,474,559 shares will be available for grant under the Plan. This number includes a total of 174,559 shares that remained available for grant under the 1990 Plan and the 1994 Plan prior to the adoption of the 1997 Plan. If the Plan is approved by the stockholders, new options granted by the Company will be granted under the 1997 Plan.

    2. Providing for acceleration of vesting of stock options upon a change in control of the Company, with respect to options granted under the 1990 Plan. Similar change in control provisions were included in the 1994 Plan. If the 1997 Plan is approved by the stockholders, existing options granted under the 1990 Plan may be amended to provide for acceleration of vesting upon a change in control.

    3. Certain changes to update provisions of the plans for conformity with amended Section 16 rules under the Exchange Act. Such changes include (i) permitting the transfer of non-incentive stock options, directly or in trust, to immediate family members of optionees; (ii) eliminating certain requirements with respect to the exercise of stock appreciation rights; and
  (iii) the granting of broader discretion to the Board of Directors to amend the Plan without stockholder approval or ratification.

SUMMARY OF THE 1997 PLAN

  The purpose of the 1997 Plan is to provide a means whereby the Company, by granting options to purchase shares of its common stock, par value $1.00 per share (the "Common Stock") and stock appreciation rights ("SARs") in connection with such options, can attract and retain persons of ability as key employees of the Company and its subsidiaries and as directors of the Company. It is also the purpose of the 1997 Plan to provide key employees with a performance incentive and to encourage stock ownership in the Company by key employees and directors.

  The 1997 Plan is to be administered and interpreted by a committee (the "Committee") appointed by the Board of Directors, whose members are all independent, non-employee directors of the Company. Subject to the express terms of the 1997 Plan, the Committee will determine the employees to whom discretionary options will be granted, the number of shares as to which options will be granted to each employee, whether or not any options will contain SARs and the expiration date and other terms and conditions of each option agreement. Directors who are not employees of the Company ("Eligible Directors") will receive as part of their compensation for service as directors non-discretionary option grants for 3,000 shares in their first year of service as a director, and 1,000 shares in each year of service as a director thereafter.

  The total number of shares as to which options may be granted under the 1997 Plan shall not exceed 1,474,559; subject to adjustment to reflect stock splits or combinations, stock dividends or reclassifications, or other actions of a similar nature. Shares allocable to terminated or surrendered portions of options may be reallocated to new options subsequently granted under the Plan. The 1997 Plan provides for the granting of Incentive Stock Options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Incentive Stock Options ("NISOs"), as determined by the Committee in its sole discretion.

ELIGIBILITY

  All employees and directors of the Company or a subsidiary of the Company are eligible to participate in the 1997 Plan. Employees may be granted either ISOs or NISOs, except that no employee will be granted an ISO if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, which represent ten percent (10%) or more of the total of all shares of the Common Stock then outstanding plus all shares of the stock which are then the subject of outstanding stock options, issued under the 1997 Plan or otherwise. The aggregate fair market value of stock with respect to which ISOs become exercisable for the first time by any individual during any calendar year shall not exceed $100,000. The maximum number of shares of stock with respect to which options may be granted to any employee during any single calendar year is 100,000. Officers or directors of the Company who are full-time employees of the Company and otherwise meet the foregoing terms of eligibility and Eligible Directors will be eligible to participate in the 1997 Plan. Options granted to Eligible Directors will be NISO's only.

  Because participants in the Plan and the number of shares for which options may be granted to employees are to be determined by the Committee, in its sole discretion, it is impossible to state the names of the employees who are to receive options or the number of shares as to which options may be granted to any specific employee. The table on page 7 of this Proxy Statement sets forth information with respect to the grant of Options under the 1990 Plan and the 1994 Plan to the Named Executive Officers, Eligible Directors and other Company employees during the Company's last fiscal year.

  The option price per share will be the fair market value of a share of the Common Stock on the day the option is granted, as determined (a) by the closing sales price per share of the Common Stock as last reported on the New York Stock Exchange before the date on which such option is granted, or (b) in certain circumstances by a principal market maker for the Common Stock designated by the Committee. The last price of the Common Stock, as reported on the New York Stock Exchange for August 29, 1997, was $30.50

  Employees and Eligible Directors who exercise options to purchase securities under the 1997 Plan will pay cash in the full amount of the option price at the time of exercise and/or shall deliver other shares of Common Stock of a fair market value equal to the exercise price of the optioned shares to be purchased.

  No portion of an option automatically granted under the 1997 Plan to an Eligible Director will be exercisable until one year after the date of grant, when such option will be exercisable in full. The Committee may, in its discretion, prescribe waiting periods for employee options.

  Any option agreement may provide, if the Committee so determines, that the option holder shall have the right (a stock appreciation right, or "SAR"), at any time while the option is exercisable, to surrender the option in whole or in part, to the extent then exercisable, for an appreciation distribution by the Company in an amount equal to the difference between the fair market value, on the date of the option surrender, of the shares of Common Stock subject to the surrendered option (or the surrendered portion thereof) and the option price for such shares. Any such appreciation distribution will be made in the form of shares of Common Stock, unless the Committee, in its sole discretion, decides to discharge the Company's obligation in whole or in part by the payment of cash.

  No ISO or SAR related thereto will be assignable or transferable except by will or by the laws of descent and distribution. Director options will be transferable, directly or indirectly, to or for the benefit of members of the optionee's immediate family. The Committee has the authority to grant NISOs to employees that are transferable, directly or indirectly, to or for the benefit of members of the optionee's immediate family. If an optionee ceases to be an employee of the Company or subsidiary other than by reason of retirement or death, any option held by such employee will expire upon the cessation of his or her employment, or after three months if the employee is terminated following a change in control (as defined below). If an employee retires, or an Eligible Director ceases to serve as such, while holding an unexpired option, such option will be exercisable during the remainder of the term thereof or during the three months following such retirement or cessation of service, whichever period is shorter, except that NISOs will be exercisable for a period of two years, or the remainder of the term thereof, whichever period is shorter, following such retirement or cessation of service. Unexpired options may be exercised by the personal representative of a deceased optionee during the remainder of the term thereof or during the 12 months following the date of such person's death, whichever period is shorter.

  If the Company combines or splits the Common Stock or declares thereon any dividend payable in shares of Common Stock, or reclassifies or takes any other action of a similar nature affecting the Common Stock, then the number and class of shares of Common Stock as to which options may thereafter be granted (in the aggregate and to any participant) shall be adjusted accordingly, and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter by purchased pursuant to such option and the option price per share (and any SARs related thereto) shall be adjusted to such extent as may be determined by the Board, upon recommendation of the Committee, to be necessary to maintain unenlarged and unimpaired the rights of the holder of such option.

  Upon a change in control of the Company, all outstanding unvested options granted under the 1997 Plan will become immediately exercisable. Under the 1997 Plan, a "change in control" is deemed to occur upon (1) the acquisition, directly or indirectly, of at least thirty-five percent (35%) of the outstanding securities of the Company by a person other than the Company or an employee benefit plan of the Company, (2) a more than fifty percent change in the composition of the Board of Directors of the Company over a period of 24 months (if such change was not approved by a majority of the existing directors), (3) certain mergers or consolidations involving the Company, (4) a liquidation of the Company or (5) a sale of all or substantially all of the Company's assets.

  The Board of Directors may alter, amend, or suspend the 1997 Plan and may alter and amend all option agreements granted thereunder, except that any such action requiring shareholder approval under the Section 16 rules of the Exchange Act, the Internal Revenue Code of 1986, as amended (the "Code") or any regulation thereunder, or the rules of the New York Stock Exchange or any exchange on which the Common Stock is traded will be subject to shareholder approval or ratification. No amendment may adversely affect the rights of an option holder without such option holder's consent.

  The 1997 Plan will terminate on October 24, 2007. The expiration date of each option agreement will be not later than ten (10) years from the date it is granted.

FEDERAL INCOME TAX CONSIDERATIONS

  It is intended that ISOs granted under the 1997 Plan shall be "incentive stock options" within the meaning of Section 422 of the Code and terms of the 1997 Plan and the options granted thereunder are to be construed accordingly.

  Persons receiving ISOs granted under the 1997 Plan generally will not realize compensation income for regular federal income tax purposes on the date the ISO is granted or on the date the option is exercised. Such persons will, however, generally realize an item of tax preference income for purposes of the federal alternative minimum tax to the extent that the fair market value of the shares purchased upon exercise of the ISO exceeds the option price for the shares (the "spread amount"). For purposes of the alternative minimum tax only, the spread amount will be added to the option price in determining basis in the stock and thus gain or loss on the sale of shares acquired under such ISOs. A credit for any net alternative minimum tax paid by an ISO holder on exercise may be available to offset such person's regular income tax in subsequent years, including any tax on the capital gain described in the following sentence. Generally, persons who exercise ISOs are also expected to realize capital gain for federal income tax purposes on the date they sell the shares acquired upon the exercise of ISOs in an amount equal to the excess of the amount received from the sale of such shares over the amount paid for such shares.

  If an ISO holder disposes of shares acquired upon exercise of the ISO within two years from the date of the ISO grant or within one year from the date of exercise of the ISO, such disposition will disqualify the shares from incentive stock option treatment under the Code (and is therefore referred to as a "disqualifying disposition"). Such person would then have compensation income for federal income tax purposes in the year of such disqualifying disposition, generally in the amount (if any) by which the lesser of the fair market value of the shares on the date of the ISO exercise or the price at which the shares are disposed of exceeds the ISO exercise price, and capital gain in the amount (if any) by which the sale price exceeds the fair market value on the date of exercise.

  Although the Company ordinarily is not entitled to a deduction upon the grant or exercise of ISOs under the 1997 Plan or upon the sale of shares thereby acquired, the Company is entitled to take a deduction in the Company's tax year in which any disqualifying disposition occurs. The deduction is equal to the compensation income realized by the person making such disposition.

  Persons receiving NISO grants under the 1997 Plan generally will not realize compensation income for regular federal income tax purposes on the date the NISO is granted if the NISO has no readily ascertainable fair market value when it is granted, but will realize such income on the date the NISO is exercised. The amount of compensation income realized for federal income tax purposes will be the amount (if any) by which the fair market value of the shares on the date of the NISO exercise exceeds the option exercise price. The Company will be allowed corresponding federal tax deductions in the amount of the compensation income realized by the persons exercising the NISOs, generally in the Company's tax year in which the NISOs are exercised. For purposes of determining capital gain or loss upon the later sale of such shares, persons exercising NISOs will obtain a basis in the shares purchased equal to the fair market value of the shares at the time the NISO is exercised. (That is, a person's basis will be equal to the sum of the option exercise price plus the amount of compensation income realized by the person.) The Company must withhold federal and any applicable state and local income taxes and other applicable employment taxes with respect to the compensation income realized upon the exercise of NISOs by employees.

  A person surrendering options for a SAR distribution will realize compensation income in the full amount of such distribution. The Company will be allowed a corresponding deduction of the amount of the distribution (the excess of the fair market value of shares underlying such options over the option price of such shares), generally in the Company's tax year in which such surrender occurs. Such person will obtain a basis in any shares distributed in satisfaction of SARs equal to the fair market value of such shares at the time of such surrender (which is also the amount of compensation income realized), for purposes of determining capital gain or loss upon the later sale of such shares. The Company must withhold federal and applicable state and local income taxes and other applicable employment taxes with respect to an SAR distribution.

  A person who transfers a NISO, pursuant to the 1997 Plan, to one or more immediate family members or to a trust, partnership or other entity for the benefit of one or more immediate family members generally will remain liable for all income taxes (as described above) and employment taxes that result from the exercise of such NISO. Such transfer of a NISO will also be subject to the gift tax and estate tax provisions of the Code.

  The persons named as proxies in the accompanying form of proxy intend (unless specific contrary instructions are given) to vote to approve the 1997 Plan.

                                PROPOSAL THREE

                     RATIFICATION OF SELECTION OF AUDITORS

  Upon the recommendation of its Audit Committee, the Board of Directors selected the firm of Deloitte & Touche LLP as auditors of the Company for the fiscal year ending June 27, 1998, subject to ratification by a vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. A representative of Deloitte & Touche LLP, which served as auditors for fiscal year 1997, is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

  The persons named as proxies in the accompanying form of Proxy intend (unless specific contrary instructions are given) to vote for ratification of the selection of Deloitte & Touche LLP as auditors for the 1998 fiscal year.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company, at its offices at 500 Main Street, Groton, Massachusetts 01471, no later than May 15, 1998, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                      OTHER MATTERS AND VOTING PROCEDURES

  The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that shown above. However, if any other proper business should come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies with respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of Proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know of a reasonable time before the mailing of this Proxy Statement are to be presented at the Annual Meeting; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein are unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting.

  Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers generally may vote these shares in their discretion, depending on the type of proposal involved. Rules of the New York Stock Exchange, however, preclude brokers from exercising their voting discretion on certain proposals. Without specific instructions from the beneficial owner in such case, the broker may not vote on that proposal, giving rise to what is termed a "broker non-vote" on such a proposal. In the event of a broker non-vote with respect to any issue coming before the Meeting, the Proxy will nonetheless be counted as present for purposes of determining the existence of a quorum. The effect of broker non-votes on specific agenda items is described below, where applicable.

  The vote required for election of directors is the affirmative vote of a plurality of the shares present or represented at the Meeting and entitled to vote thereon. Unless authority to vote for any director is withheld in the Proxy, votes will be cast in favor of election of the nominees listed herein. Votes withheld from election of directors will be excluded entirely from the vote and will have no effect.

  The vote required for approval of the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan is the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and voting thereon. Neither abstentions as to this proposal nor broker non-votes will count as votes cast "for" or "against" this proposal and, accordingly, will not be included in calculating the number of votes necessary for approval of this proposal. Pursuant to New York Stock Exchange Rules, brokers do not have discretionary authority to vote on this proposal without instructions from beneficial owners.

  The cost of preparing, assembling and mailing the proxy material will be borne by the Company. In addition to the use of the mails, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request instruction for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection therewith. In addition, the Company has engaged the services of Georgeson & Company, Inc., to assist in the solicitation of proxies for a fee of $7,500, plus reasonable out-of-pocket expenses.

  Any stockholder giving a Proxy in the accompanying form retains the power to revoke it, by appropriate written notice to the Secretary of the Company or by the giving of a later-dated Proxy, at any time prior to the exercise of the powers conferred thereby. Attendance in person at the Meeting will not in itself be deemed to revoke a Proxy unless the stockholder gives an affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and to vote in person.

  The Nominating Committee will accept shareholders' suggestions on candidates to consider as potential Board members as part of the Committee's review of the composition of the Board. Such recommendations may be sent to the Nominating Committee through the Company Secretary at New England Business Service, Inc., 500 Main Street, Groton, MA 01471.

  The shares represented by a Proxy will be voted as directed by the stockholder giving the Proxy.

  IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED (1) TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND TO ELECT THE PERSONS NAMED UNDER "ELECTION OF DIRECTORS," (2) TO APPROVE THE NEBS 1997 KEY EMPLOYEE AND ELIGIBLE DIRECTOR STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN, (3) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR FISCAL YEAR 1998, AND (4) IN THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                  DETACH HERE


                      NEW ENGLAND BUSINESS SERVICE, INC.
P                 MEETING OF STOCKHOLDERS -- OCTOBER 24, 1997

R      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF NEW ENGLAND BUSINESS SERVICE, INC.
O

X         The undersigned stockholder in New England Business Service, Inc. (the
     "Company") hereby appoints Robert J. Murray, Edward M. Bolesky and John F.
Y Fairbanks and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote, and, if applicable, hereby directs the trustee of the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan") to vote all shares of Common Stock of the Company allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 500 Main Street, Groton, Massachusetts on October 24, 1997 at 10:00 a.m., Eastern Daylight Savings Time, and any adjournments thereof.

                                                           ---------------------
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE SIDE
                                                           ---------------------

                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS AS DESCRIBED IN DETAIL IN THE PROXY STATEMENT.

1. To fix the number of persons constituting the full                2. To approve the NEBS 1997       FOR     AGAINST     ABSTAIN
   Board of Directors at eight and to elect the following               Key Employee and Eligible      [_]       [_]         [_]
   nominees as directors: Peter A. Brooke, Robert L. Gable,             Director Stock Option
   Benjamin H. Lacy, Herbert W. Moller, Robert J. Murray,               and Stock Appreciation Rights
   Jay R. Rhoads, Jr., Richard H. Rhoads, and Brian E. Stern.           Plan.

            FOR        WITHHELD                                      3. To ratify the selection of     [_]       [_]         [_]
            [_]          [_]                                            Deloitte & Touche LLP as
                                                                        independent auditors of the
       [_]                                                              Company for the current fiscal
          ----------------------------------------                      year ending June 27, 1998.
           For all nominees except as noted above
                                                                     4. And to vote and act upon any other business which may
                                                                        properly come before the meeting or any adjournment thereof.

                                                                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [_]

                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

                                                                        Please sign exactly as your name is printed
                                                                        opposite. When signing as attorney-in-fact,
                                                                        executor, administrator, trustee or guardian,
                                                                        please give title. If stock is held in joint
                                                                        names, all named stockholders should sign.

Signature:                 Date:         Signature:                  Date:
          ----------------      ------              ----------------       -----